SQUIRE, SANDERS & DEMPSEY LLP
                               COUNSELLORS AT LAW
                                 4900 KEY TOWER
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304

                                                TELEPHONE (216) 479-8500
                                                TELECOPIER (216) 479-8780

                                 April 14, 1999




First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

            Re:  FIRST INVESTORS MULTI-STAT
E INSURED TAX-FREE FUND

Gentlemen:

      We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax-Free Fund and the related Prospectus.

                                          Very truly yours,

                                          /s/ Squire, Sanders & Dempsey LLP